EXHIBIT 5
2000 One Logan Square                          Morgan, Lewis
                                                &Bockius LLP
Philadelphia, PA 19103-6993                COUNSELORS AT LAW

215-963-5000

FAX: 215-963-5299


Alan Singer
215-963-5224



   December 3, 1996


   Quipp, Inc.
   4800 N.W. 157th Street
   Miami, FL  33014-6434


   Re:  Quipp, Inc.
        Registration Statement on Form S-8 Relating to the Quipp, Inc. Directors Fee Purchase Plan

   Ladies and Gentlemen:

   We have acted as counsel to Quipp, Inc., a Florida corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 15,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the Quipp, Inc. Directors Fee Purchase Plan (the "Plan"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.


Philadelphia     Washington     New York     Los Angeles     Miami
                 Harrisburg     Pittsburgh     Princeton

London     Brussels     Frankfurt     Tokyo     Singapore   Jakarta
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   Based on the foregoing, it is our opinion that the shares of
   Common Stock issuable under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable shares of Common Stock.

   The opinion set forth above is limited to the Florida Business
   Corporation Act.

   We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

   Very truly yours,



   /s/ Morgan, Lewis & Bockius LLP
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